Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Corporation Reports Second Quarter and First Half Fiscal Year 2021 Results
Reiterates Fiscal 2021 Guidance

SANTA MARIA, CA – January 6, 2021 - Landec Corporation (Nasdaq: LNDC), a diversified health and wellness company with two operating businesses, Curation Foods, Inc. and Lifecore Biomedical, Inc., reported results for the fiscal 2021 second quarter and year-to-date period ended November 29, 2020. Looking forward, Landec’s strategy to create shareholder value is to deliver against its long-term targets, strengthen its balance sheet, selectively invest in innovation and growth and implement strategic priorities to improve operating margins at Curation Foods and drive top line growth at Lifecore.
CEO COMMENTS:
Dr. Albert Bolles, Landec’s President and CEO stated, “We are delivering against our strategic plan to create shareholder value by significantly improving the performance of Curation Foods in the first six months of fiscal 2021, supporting the growth of Lifecore, and implementing a comprehensive refinancing of the balance sheet. We drove a $10.6 million increase in our first six months adjusted EBITDA versus the prior year period, with both segments contributing to this strong performance. We believe that our hard work to optimize our operations is resulting in significant improvements to our consolidated financial results, which is demonstrated by our $33.4 million increase in operating cash flow in the first six months of fiscal 2021 compared to the prior year period.”
Dr. Bolles continued, “At Lifecore, we remain focused on supporting its business development pipeline and advancing commercialization of key projects to drive consistent long-term double-digit growth in a robust CDMO marketplace. At Curation Foods, we believe that we have right sized and focused the business and are beginning to demonstrate significant measurable improvements. This is perhaps most visible in Curation Foods’ gross margin profile, which increased approximately 360 basis points to 9.4% in the fiscal second quarter compared to 5.8% in the prior year second quarter. We believe Curation Foods is well on its way to achieving our estimated steady state gross margin targets of 11% to 14% by fiscal year-end 2021 that we laid out previously. The improved consolidated cash flow generation, which was largely driven by the turnaround of Curation Foods, allowed us to close on a comprehensive refinancing of our debt facilities on December 31, 2020, which provides us the flexibility and terms to continue supporting growth initiatives at both our businesses. Looking ahead, we remain focused on further advancing our key pillars of success – simplifying the business, achieving operational excellence, and focusing on customer and consumer insight-driven innovation – to execute against our fiscal 2021 plan and to drive consistent improvement in our financial performance.”
FISCAL SECOND QUARTER 2021 BUSINESS HIGHLIGHTS:
•Revenues of $130.9 million, a planned decrease of 8.2% year-over-year
•Gross profit of $20.6 million, an increase of 33.0% year-over-year
•Net loss of $13.3 million, which includes $4.4 million of restructuring and other non-recurring charges such as legal expenses, as well as a Windset non-cash fair market value adjustment of $9.4 million, both net of tax
•Diluted net loss per share of $0.45; adjusted diluted net income per share of $0.02, which excludes $0.15 per share of restructuring and other non-recurring charges, as well as a $0.32 per share negative Windset fair market value adjustment, both net of tax

•Adjusted EBITDA of $8.7 million, compared to $0.9 million in the prior year period
•Lifecore segment adjusted EBITDA of $7.3 million, compared to $5.6 million in the prior year period
•Curation Foods segment adjusted EBITDA of $2.4 million, compared to a loss of $4.4 million in the prior year period
•Closed on a comprehensive refinancing of credit facilities, which was subsequently completed on December 31, 2020
FIRST SIX MONTHS FISCAL 2021 BUSINESS HIGHLIGHTS:
•Revenues of $266.5 million, a planned decrease of 5.2% year-over-year
•Gross profit of $37.0 million, an increase of 19.9% year-over-year
•Net loss of $24.3 million, which includes $12.5 million of restructuring and other non-recurring charges such as expenses incurred by consolidating and optimizing operations associated with Project SWIFT, as well as a Windset non-cash fair market value adjustment of $9.1 million, both net of tax
•Diluted net loss per share of $0.83; adjusted diluted net loss per share of $0.09, which excludes $0.43 per share of restructuring and other non-recurring charges, as well as a $0.31 per share negative Windset fair market value adjustment, both net of tax
•Adjusted EBITDA of $11.8 million, compared to $1.2 million in the prior year period
•Lifecore segment adjusted EBITDA of $8.7 million, compared to $5.0 million in the prior year period
•Curation Foods segment adjusted EBITDA of $4.7 million, compared to a loss of $2.6 million in the prior year period
•Cash flow provided by operations was $18.5 million, an improvement of $33.4 million year-over-year
SECOND QUARTER 2021 RESULTS:
Fiscal second quarter 2021 results compared to fiscal second quarter 2020 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	November 29, 2020	November 24, 2019	Amount	%
Revenues	$130,904	$142,593	$(11,689)	(8)%
Gross profit	20,637	15,514	5,123	33%
Net loss	(13,301)	(6,740)	(6,561)	(97)%
Adjusted net income (loss)	506	(4,835)	5,341	N/M
Diluted net loss per share	(0.45)	(0.23)	(0.22)	(96)%
Adjusted diluted net income (loss) per share*	0.02	(0.17)	0.19	N/M
EBITDA*	3,120	(1,547)	4,667	N/M
Adjusted EBITDA*	$8,710	$887	$7,823	882%
* See “Non-GAAP Financial Information” at the end of this release for more information and for a reconciliation of certain financial information.
Revenues decreased $11.7 million, or 8.2%, year-over-year, which was primarily a result of a 10.1% decrease in Curation Foods’ segment revenues, as described below, which was partially offset by a 1.7% increase in the Lifecore segment revenues.
Gross profit increased $5.1 million, or 33.0%, year-over-year, and gross profit margin increased approximately 490 basis points to 15.8% compared to 10.9% in the prior year period. The consolidated gross margin improvement was primarily driven by the Curation Foods segment’s avocado products business, which benefited from operational improvements and improved terms of raw material sourcing compared to the same period in fiscal 2020. Additionally, Curation Foods realized steady gross profit generation versus the prior year, primarily from (1) higher gross margin within its fresh packaged salads and vegetables business, despite the planned decrease in revenues, (2) the positive financial impacts of consolidating operations, and (3) the continuous improvement in operations associated with Project SWIFT. Across its businesses Curation Foods generated gross profit of $10.2 million, a $3.3 million or 47.5% improvement year-over-year, resulting in gross margin of 9.4% compared to 5.8% in the prior year period. Lifecore also contributed to the increase in consolidated gross margin as its business returned to gross margin rates that were more consistent with such rates prior to the COVID-19 pandemic and that were further bolstered by an advantageous sales mix, driving a $1.9 million or 21.5% improvement in gross profit year-over-year, that resulted in gross margin of 45.1% compared to 37.8% in the prior year period.
Net loss increased $6.6 million to $13.3 million for fiscal second quarter, which includes $4.4 million of restructuring and non-recurring charges, net of taxes, compared to net loss of $6.7 million in the prior year comparable period. Additionally, net loss was negatively impacted by the $9.4 million change in the fair market value of its Windset investment, net of taxes, reported in the fiscal 2021 second quarter primarily due to changes in our financial assumptions relating to the fair market value of the Windset investment, particularly relating to EBITDA, nonproductive assets, and debt levels, compared to the $0.2 million favorable change in the fair market value reported in the prior year second quarter.
Adjusted EBITDA increased $7.8 million, or 882%, year-over-year, to $8.7 million for fiscal second quarter which excludes restructuring and other non-recurring charges. This compares to adjusted EBITDA of $0.9 million in the prior year second quarter. On the segment level during fiscal second quarter, Curation Foods generated $2.4 million in Adjusted EBITDA, which represents an increase of $6.7 million versus the prior year period and Lifecore generated $7.3 million in Adjusted EBITDA, which represents an increase of $1.6 million versus the prior year period.
SEGMENT RESULTS:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 29, 2020	November 24, 2019	Amount	%	November 29, 2020	November 24, 2019	Amount	%
Revenues:
Curation Foods	$107,685	$119,751	$(12,066)	(10)%	$221,523	$246,424	$(24,901)	(10)%
Lifecore	23,219	22,842	377	2%	45,024	34,883	10,141	29%
Total revenues	$130,904	$142,593	$(11,689)	(8)%	$266,547	$281,307	$(14,760)	(5)%

Gross profit:
Curation Foods	$10,163	$6,890	$3,273	48%	$21,507	$19,712	$1,795	9%
Lifecore	10,474	8,624	1,850	21%	15,476	11,138	4,338	39%
Total gross profit	$20,637	$15,514	$5,123	33%	$36,983	$30,850	$6,133	20%

Net (loss) income:
Curation Foods	$(12,383)	$(8,348)	$(4,035)	(48)%	$(20,654)	$(10,519)	$(10,135)	(96)%
Lifecore	4,492	3,459	1,033	30%	4,604	2,064	2,540	123%
Corporate	(5,410)	(1,851)	(3,559)	(192)%	(8,251)	(3,069)	(5,182)	(169)%
Total net loss	$(13,301)	$(6,740)	$(6,561)	(97)%	$(24,301)	$(11,524)	$(12,777)	(111)%

EBITDA:
Curation Foods	$(212)	$(5,764)	$5,552	96%	$(6,310)	$(3,960)	$(2,350)	(59)%
Lifecore	7,271	5,626	1,645	29%	8,727	4,951	3,776	76%
Corporate	(3,938)	(1,409)	(2,529)	(179)%	(6,759)	(2,224)	(4,535)	(204)%
Total EBITDA	$3,121	$(1,547)	$4,668	N/M	$(4,342)	$(1,233)	$(3,109)	(252)%

Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 29, 2020	November 24, 2019	Amount	%	November 29, 2020	November 24, 2019	Amount	%
Revenue:
CDMO	$18,259	$17,810	$449	3%	$34,747	$29,113	$5,634	19%
Fermentation	4,960	5,032	(72)	(1)%	10,277	5,770	4,507	78%
Total revenue	$23,219	$22,842	$377	2%	$45,024	$34,883	$10,141	29%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by finding additional opportunities to partner with and provide value added services to biopharmaceutical and medical device companies. Lifecore continues to drive growth and profitability with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.
In the second quarter, Lifecore realized total revenues of $23.2 million, or a 1.7% increase versus the prior year period driven by a 2.5% increase in its CDMO business, which was partially offset by a 1.4% decrease in its fermentation business.
Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 29, 2020	November 24, 2019	Amount	%	November 29, 2020	November 24, 2019	Amount	%
Revenue:
Fresh packaged salads and vegetables	$92,423	$104,912	$(12,489)	(12)%	$188,602	$214,743	$(26,141)	(12)%
Avocado products	14,713	14,021	692	5%	31,729	30,221	1,508	5%
Technology	549	818	(269)	(33)%	1,192	1,460	(268)	(18)%
Total revenue	$107,685	$119,751	$(12,066)	(10)%	$221,523	$246,424	$(24,901)	(10)%

Curation Foods is the Company’s natural food business. Curation Foods is focused on providing access to innovative and nutritious 100% clean ingredient plant-based food. Through the execution of Project SWIFT – its value creation program that aims to strengthen the Curation Foods business by simplifying the business, improving operating cost structure, enhancing profitability with a focus on higher margin products and strengthening the Company’s balance sheet – the Company believes that it is on a clear path towards improving the overall financial performance of Landec, enhancing its ability to drive long-term shareholder value.
Curation Foods realized total revenues of $107.7 million for the fiscal second quarter. The total segment revenues decreased 10% versus the prior year period, primarily driven by the planned reduction in Curation Foods’ legacy vegetable and tray business in connection with Project SWIFT and by the ongoing softness within the foodservice channel. As a result, the fresh packaged salads and vegetables business revenue decreased $12.5 million, or 12%, to $92.4 million. The reduction in the legacy vegetable and tray business is a key component of Curation Foods’ margin enhancement initiative as the business refocuses on higher margin products and new product innovation. Partially offsetting the revenue decrease in the fresh packaged salads and vegetables business segment was growth in the avocado products business, which increased 5%, to $14.7 million due to ongoing retail distribution expansion of its innovative Avocado Squeeze product and growth in the Cabo Fresh brand. Revenue in Technology decreased 33% due to timing.

CASH FLOW & BALANCE SHEET
Cash provided by operations was $18.5 million for the six-month period ended November 29, 2020 compared to cash used by operations of $14.9 million in the prior year period, representing a $33.4 million improvement year-over-year. Cash from investing activities improved $21.1 million versus prior year, driven by a capital expenditure decrease of $8.6 million and fixed asset sales proceeds of $12.9 million. Capital expenditures were $7.4 million for the six-month period ended November 29, 2020 compared to $16.0 million in the prior year period.
The Company had cash and cash equivalents of $2.5 million as of November 29, 2020. Total debt at fiscal second quarter end was $170.2 million, consisting of its line of credit and long-term debt. The Company’s net leverage ratio was approximately 5.2:1 its trailing twelve month adjusted EBITDA, which is an improvement of 3.6 turns compared to fiscal year end 2020 and primarily due to the combination of improved adjusted EBITDA performance and lower net debt levels.
Subsequent Comprehensive Refinancing of Credit Facilities:
On January 4, 2020, the Company announced its entry into a $245.0 million comprehensive refinancing of its existing credit facilities on December 31, 2020. The new structure includes a five-year $170.0 million uni-tranche term loan agented by Goldman Sachs Specialty Lending Group, L.P. (“Goldman Sachs”) and split equally with Guggenheim Credit Services, LLC (“Guggenheim”) and a $75.0 million asset-based line of credit provided by BMO Harris Bank N.A. (“BMO”), a lender under the Company’s prior credit facilities, which matures in five years subject to a springing maturity date described herein.
The $170.0 million uni-tranche term loan has a five-year term with an interest rate of LIBOR plus 850 basis points. Of the $170.0 million of the total borrowings, $150.0 million of the uni-tranche term loan was funded at closing and the Company has access to an additional $20.0 million in multi-draw delayed draw term loans from the closing date through the second anniversary thereof subject to, among other conditions, certain leverage covenants as defined by the credit agreement. The uni-tranche term loan provides for interest-only payments for the first two years. As a result, the Company expects that its annual interest costs will increase by approximately $6.0 million, but that the reduction in the Company’s annual principal payments of approximately $12.0 million under the new credit facilities compared to the Company’s existing credit facilities will result in an anticipated net cash flows increase of approximately $6.0 million per year for the first two years.
The $75.0 million asset-based line of credit has a five-year term, subject to a springing maturity that is ninety days prior thereto if the uni-tranche term loan remains outstanding at such time, with an initial interest rate of LIBOR plus 225 basis points. Total allowable borrowings under the asset-based line of credit are determined monthly as the lesser of $75.0 million and a borrowing base as calculated under the credit facility, in each case, subject to customary reserves. $36.0 million of the asset-based line of credit was funded at closing.
As a result of refinancing the Company’s existing credit facilities with these new credit facilities, in the third quarter of fiscal 2021, Landec expects to record a $1.2 million charge, primarily as a result of the non-cash write off of unamortized debt issuance costs related to the refinancing under these new credit facilities. As of January 6, 2021, the Company had $186.0 million in borrowings outstanding, including $150.0 million under the term loan and $36.0 million under the revolving credit facility.

FISCAL 2021 OUTLOOK:
Excluding restructuring and other nonrecurring charges, tax implications and any potential impact from the ongoing COVID-19 pandemic, the Company is reiterating its full year fiscal 2021 guidance, which is detailed below with growth figures that are compared to fiscal 2020.
Revenue from continuing operations:
•Consolidated Revenues: range of $530 million to $550 million (-10% to -7%)
•Lifecore: range of $93 million to $97 million (+8% to +13%)
•Curation Foods: range of $437 million to $453 million (-13% to -10%)
Adjusted EBITDA:
•Consolidated: range of $33 million to $37 million (+50% to +68%)
•Lifecore: range of $22.5 million to $24.5 million (+12% to +22%)
•Curation Foods: range of $12 million to $14 million (+181% to +238%)
Seasonality:
•Revenue: The Company anticipates that fiscal third quarter revenue will be greater than the fiscal fourth quarter revenue for both operating segments due to variations in seasonality.
•Gross margin: The Company believes that Curation Foods will continue to generate consistent sequential quarterly improvement in its gross profit margin as the business builds towards its steady-state gross profit margin target of 11% to 14% by fiscal year-end 2021. The Company believes that Lifecore has reverted to its pre-COVID gross margin levels and is managing the business to its annualized target of approximately 40%. Taking into account its fiscal first quarter COVID-related margin impact, the Company expects Lifecore to achieve full year fiscal 2021 gross margin of approximately 38%.
•Adjusted EBITDA: The Company continues to anticipate minimal quarterly variation between fiscal third and fiscal fourth quarter for its consolidated adjusted EBITDA results.
Conference Call
The live webcast can be accessed directly at http://ir.Landec.com/events.cfm or on Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.
Date: Wednesday, January 6, 2021
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Direct Webcast link: http://ir.Landec.com/events.cfm
To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization. If you have any difficulty with the webcast or connecting to the call, please contact ICR at (646) 277-1263.
A replay of the call will be available through Wednesday, January 13, 2021 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 13714051.
About Landec Corporation
Landec Corporation (NASDAQ: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Curation Foods, Inc. and Lifecore Biomedical, Inc. Landec designs, develops, manufactures, and sells products for the food and biopharmaceutical industry. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels throughout North America. Curation Foods is able to maximize product freshness through its geographically dispersed family of growers, refrigerated supply chain and patented BreatheWay® packaging technology. Curation Foods brands include Eat Smart® fresh packaged vegetables and salads, O Olive Oil & Vinegar® premium artisan products, and Yucatan® and Cabo Fresh® avocado products. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile, injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Landec’s website at www.landec.com.
Non-GAAP Financial Information
This press release contains non-GAAP financial information relating to EBITDA, adjusted EBITDA, and adjusted net income or (loss) per share. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, and adjusted net income or (loss) per share, and those reconciliations.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LANDEC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	November 29, 2020	May 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,491	$360
Accounts receivable, less allowance for credit losses	66,545	76,206
Inventories	71,202	66,311
Prepaid expenses and other current assets	13,949	14,230
Total Current Assets	154,187	157,107

Investment in non-public company, fair value	45,100	56,900
Property and equipment, net	170,973	192,338
Operating leases	21,070	25,321
Goodwill	69,386	69,386
Trademarks/tradenames, net	25,328	25,328
Customer relationships, net	11,784	12,777
Other assets	1,332	2,156
Total Assets	$499,160	$541,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$60,892	$51,647
Accrued compensation	7,689	9,034
Other accrued liabilities	12,715	9,978
Current portion of lease liabilities	3,785	4,423
Deferred revenue	644	352
Line of credit	77,000	77,400
Current portion of long-term debt, net	11,189	11,554
Total Current Liabilities	173,914	164,388

Long-term debt, net	82,000	101,363
Long-term lease liabilities	22,206	26,378
Deferred taxes, net	6,745	13,588
Other non-current liabilities	5,357	4,552
Total Liabilities	290,222	310,269

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 29,323 and 29,224 shares issued and outstanding at November 29, 2020 and May 31, 2020, respectively	29	29
Additional paid-in capital	164,068	162,578
Retained earnings	46,944	71,245
Accumulated other comprehensive (loss) income	(2,103)	(2,808)
Total Stockholders’ Equity	208,938	231,044
Total Liabilities and Stockholders’ Equity	$499,160	$541,313

LANDEC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 29, 2020	November 24, 2019	November 29, 2020	November 24, 2019
Product sales	$130,904	$142,593	$266,547	$281,307
Cost of product sales	110,267	127,079	229,564	250,457
Gross profit	20,637	15,514	36,983	30,850

Operating costs and expenses:
Research and development	2,572	2,822	5,080	5,643
Selling, general and administrative	16,106	18,728	34,009	35,623
Legal settlement charge	1,763	—	1,763	—
Restructuring costs	1,662	—	10,066	—
Total operating costs and expenses	22,103	21,550	50,918	41,266
Operating loss	(1,466)	(6,036)	(13,935)	(10,416)

Dividend income	281	281	563	562
Interest income	10	25	18	50
Interest expense, net	(3,039)	(2,169)	(6,148)	(4,244)
Other (expense) income, net	(11,787)	(6)	(11,808)	(6)
Net loss before tax	(16,001)	(7,905)	(31,310)	(14,054)
Income tax benefit	2,700	1,165	7,009	2,530
Net loss	$(13,301)	$(6,740)	$(24,301)	$(11,524)

Diluted net loss per common share	$(0.45)	$(0.23)	$(0.83)	$(0.40)

Shares used in diluted per share computation	29,280	29,155	29,261	29,147

LANDEC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	November 29, 2020	November 24, 2019
Cash flows from operating activities:
Consolidated net loss	$(24,301)	$(11,524)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization of intangibles and amortization of debt costs	9,826	9,030
Stock-based compensation expense	1,787	1,315
Deferred taxes	(7,070)	(2,624)
Change in investment in non-public company, fair value	11,800	(200)
Net gain on disposal of property and equipment held and used	(34)	(15)
Loss on disposal of property and equipment related to restructuring, net	6,005	406
Other, net	21	206
Change in contingent consideration liability	—	(500)
Pacific Harvest note receivable reserve	—	1,202
Changes in current assets and current liabilities:
Accounts receivable, net	9,661	(397)
Inventories	(4,891)	(4,431)
Prepaid expenses and other current assets	1,539	(554)
Accounts payable	10,539	(6,105)
Accrued compensation	(1,345)	(1,988)
Other accrued liabilities	4,627	1,145
Deferred revenue	292	112
Net cash provided by (used in) operating activities	18,456	(14,922)

Cash flows from investing activities:
Proceeds from sales of fixed assets	12,885	29
Purchases of property and equipment	(7,407)	(16,029)
Proceeds from collections of notes receivable	—	364
Net cash provided by (used in) investing activities	5,478	(15,636)

Cash flows from financing activities:
Taxes paid by Company for employee stock plans	(297)	(130)
Payments on long-term debt	(20,062)	(5,062)
Proceeds from lines of credit	24,000	62,900
Payments on lines of credit	(24,400)	(53,400)
Payments for debt issuance costs	(1,237)	(766)
Proceeds from sale of common stock	—	30
Proceeds from long-term debt	—	27,500
Net cash (used in) provided by financing activities	(21,996)	31,072
Net decrease in cash, cash equivalents and restricted cash	1,938	514
Cash and cash equivalents, beginning of period	553	1,465
Cash and cash equivalents, end of period	$2,491	$1,979

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$1,526	$3,174

Non-GAAP Financial Information and Reconciliations
EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted diluted net income (loss) per share are non-GAAP financial measures. We define EBITDA as earnings before the fair market value change of the Company’s investment in Windset, interest expense, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges and before impairment of goodwill and intangibles charges. We define adjusted net income (loss) and adjusted diluted net income (loss) per share as net income (loss) and diluted net income (loss) per share, respectively, before certain restructuring and other non-recurring charges and before the fair market value change of the Company’s investment in Windset, net of tax, and before impairment of goodwill and intangibles charges, net of tax. The table below presents the reconciliation of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Three Months Ended		Six Months Ended
	November 29, 2020	November 24, 2019	November 29, 2020	November 24, 2019
Net loss	$(13,301)	$(6,740)	$(24,301)	$(11,524)
FMV change in Windset investment	11,800	(200)	11,800	(200)
Interest expense, net of interest income	3,029	2,144	6,130	4,194
Income tax benefit	(2,700)	(1,165)	(7,009)	(2,530)
Depreciation and amortization	4,292	4,414	9,039	8,827
Total EBITDA	3,120	(1,547)	(4,341)	(1,233)
Restructuring and other non-recurring charges (1)	5,590	2,434	16,161	2,434
Total adjusted EBITDA	$8,710	$887	$11,820	$1,201

(Unaudited and in thousands)	Three Months Ended		Six Months Ended
	November 29, 2020	November 24, 2019	November 29, 2020	November 24, 2019
Net loss	$(13,301)	$(6,740)	$(24,301)	$(11,524)
FMV change in Windset investment, net of tax	9,369	(171)	9,121	(164)
Restructuring and other non-recurring charges, net of tax (1)	4,438	2,076	12,492	1,996
Adjusted net income (loss)	$506	$(4,835)	$(2,688)	$(9,692)

(Unaudited)	Three Months Ended		Six Months Ended
	November 29, 2020	November 24, 2019	November 29, 2020	November 24, 2019
Diluted net loss per share	$(0.45)	$(0.23)	$(0.83)	$(0.40)
FMV change in Windset investment, net of tax, per diluted share	$0.32	$(0.01)	$0.31	$—
Restructuring and other non-recurring charges, net of tax, per diluted share (1)	$0.15	$0.07	$0.43	$0.07
Adjusted diluted net income (loss) per share	$0.02	$(0.17)	$(0.09)	$(0.33)

(Unaudited and in thousands)	Curation Foods	Lifecore	Other	Total
Three Months Ended November 29, 2020
Net (loss) income	$(12,383)	$4,492	$(5,410)	$(13,301)
FMV change in Windset investment	11,800	—	—	11,800
Interest expense, net of interest income	1,376	—	1,653	3,029
Income tax (benefit) expense	(3,911)	1,419	(207)	(2,700)
Depreciation and amortization	2,906	1,360	26	4,292
Total EBITDA	(212)	7,271	(3,938)	3,120
Restructuring and other non-recurring charges (1)	2,591	—	2,999	5,590
Total adjusted EBITDA	$2,379	$7,271	$(939)	$8,710

Six Months Ended November 29, 2020
Net (loss) income from continuing operations	$(20,654)	$4,604	$(8,251)	$(24,301)
FMV change in Windset investment	11,800	—	—	11,800
Interest expense, net of interest income	2,751	—	3,378	6,130
Income tax (benefit) expense	(6,523)	1,454	(1,940)	(7,009)
Depreciation and amortization	6,316	2,669	54	9,039
Total EBITDA	(6,310)	8,727	(6,759)	(4,341)
Restructuring and other non-recurring charges (1)	11,055	—	5,106	16,161
Total adjusted EBITDA	$4,745	$8,727	$(1,653)	$11,820

Three Months Ended November 24, 2019
Net loss	$(8,348)	$3,459	$(1,851)	$(6,740)
FMV change in Windset investment	(200)	—	—	(200)
Interest expense, net of interest income	1,364	—	780	2,144
Income tax benefit	(1,723)	919	(361)	(1,165)
Depreciation and amortization	3,143	1,248	23	4,414
Total EBITDA	(5,764)	5,626	(1,409)	(1,547)
Restructuring and other non-recurring charges (1)	1,406	—	1,028	2,434
Total adjusted EBITDA	$(4,358)	$5,626	$(381)	$887

Six Months Ended November 24, 2019
Net (loss) income from continuing operations	$(10,519)	$2,064	$(3,069)	$(11,524)
FMV change in Windset investment	(200)	—	—	(200)
Interest expense, net of interest income	2,720	—	1,474	4,194
Income tax (benefit) expense	(2,309)	454	(675)	(2,530)
Depreciation and amortization	6,348	2,433	46	8,827
Total EBITDA	(3,960)	4,951	(2,224)	(1,233)
Restructuring and other non-recurring charges (1)	1,406	—	1,028	2,434
Total adjusted EBITDA	$(2,554)	$4,951	$(1,196)	$1,201

(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the second quarter of fiscal 2021, the Company incurred (1) $1.7 million ($10.1 million year to date) of restructuring charges, primarily related to the impairment and sale of the Company’s Hanover, Pennsylvania manufacturing facility and related severance charges, and other restructuring related consulting costs; partially offset by the gain on sale of the Company’s Ontario, California facility for the year to date period and (2) $3.9 million ($6.1 million year to date) of certain non-recurring charges, primarily related to potential environmental and compliance matters at Curation Foods’ Avocado Product’s factory in Silao, Mexico, and other restructuring related legal and consulting costs.